                  J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-C2

                                                                      EXHIBIT 99
                                                                     PAGE 1 OF 1


ITEM 12. Security Ownership of Certain Beneficial Owners and Management

As of December 31, 1997, the following persons were known to the Registrant to be the registered owners of more than 5% of the aggregate fractional undivided interest evidenced by each Class of the Certificates referenced below:

   TITLE            NAME AND ADDRESS               AMOUNT OF BENEFICIAL
  OF CLASS        OF HOLDERS OF RECORD        OWNERSHIP (ORIGINAL PRINCIPAL)     % CLASS
  --------        --------------------        ------------------------------     -------

Class A       Cede & Co.                              $207,161,000                 100%
              55 Water Street
              New York, New York 10005

Class AX      Cede & Co.                              $          0                 100%
              55 Water Street
              New York, New York 10005

Class B       Cede & Co.                               $16,755,000                 100%
              55 Water Street
              New York, New York 10005

Class C       Cede & Co.                               $16,755,000                 100%
              55 Water Street
              New York, New York 10005

Class D       Cede & Co.                               $16,755,000                 100%
              55 Water Street
              New York, New York 10005

Class DX      Cede & Co.                               $         0                 100%
              55 Water Street
              New York, New York 10005

Class E       Cede & Co.                               $25,134,000                 100%
              55 Water Street
              New York, New York 10005

Class F       Hare & Co.                                $2,284,000                 100%
              c/o The Bank of New York
              P.O. Box 11203
              New York, New York 10249

Class G       Banc One Capital Corporation             $10,662,000                 100%
              150 East Gay Street 24th Floor
              Columbus, OH  43215

Class NR      Banc One Capital Corporation              $9,143,511                 100%
              150 East Gay Street 24th Floor
              Columbus, OH  43215